                                                                      EXHIBIT 99

                  [LOGO OF SABINE ROYALTY TRUST APPEARS HERE]


                                TAX INFORMATION

                                      1996
         This booklet contains tax information relevant to ownership of
             Units of Sabine Royalty Trust and should be retained.

                             SABINE ROYALTY TRUST

                                 MARCH 1, 1997

TO UNIT HOLDERS:

  This booklet provides 1996 tax information which will allow you to determine your pro rata share of income and deductions attributable to your investment in Sabine Royalty Trust (the "Trust"). Each Unit holder is encouraged to read the entire booklet very carefully.

  The material included in this booklet enables you to compute the information to be included in your Federal and state income tax returns. This booklet is the only information source for Unit holders to determine their share of the items of income and expense of the Trust for the entire 1996 calendar year. The Trust does not file nor does it furnish a Form 1099 to Unit holders (except where Federal backup withholding is required). Unit holders should retain this booklet as part of their tax records.

  The material herein is not intended and should not be construed as professional tax or legal advice. Unit holders are encouraged to consult their own tax advisors concerning its use.

Very truly yours,

Sabine Royalty Trust,
By NationsBank of Texas N.A., Trustee
1-800-365-6541

                              SABINE ROYALTY TRUST

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
1996 TAX INFORMATION
 . Reading the Income and Expense Schedules.................................   1
 . Identifying Which Income and Expense Schedules to Use....................   1
 . Applying the Data From the Income and Expense Schedules..................   1
 . Computing Depletion......................................................   1
 . Sale or Exchange of Units................................................   3
 . Classification of Investment.............................................   3
 . Nonresident Foreign Unit Holders.........................................   3
 . Backup Withholding.......................................................   3
 . State Income Tax.........................................................   3
 . Table of 1996 Monthly Record Dates and Cash Distributions Per Unit.......   3
 . Tax Computation Worksheet................................................   4
 . Supplement to Tax Computation Worksheet..................................   5
 . Tax Information Schedules................................................   6
  . .Form 1041, Grantor Trust for Calendar Year 1996.......................   6
  . .Form 1041, Grantor Trust for January 1996.............................   7
  . .Form 1041, Grantor Trust for February 1996............................   8
  . .Form 1041, Grantor Trust for March 1996...............................   9
  . .Form 1041, Grantor Trust for April 1996...............................  10
  . .Form 1041, Grantor Trust for May 1996.................................  11
  . .Form 1041, Grantor Trust for June 1996................................  12
  . .Form 1041, Grantor Trust for July 1996................................  13
  . .Form 1041, Grantor Trust for August 1996..............................  14
  . .Form 1041, Grantor Trust for September 1996...........................  15
  . .Form 1041, Grantor Trust for October 1996.............................  16
  . .Form 1041, Grantor Trust for November 1996............................  17
  . .Form 1041, Grantor Trust for December 1996............................  18
  . .Depletion Schedule I..................................................  19
  . .Depletion Schedule II.................................................  19
  . .Depletion Schedule III................................................  20
  . .Depletion Schedule IV.................................................  20
  . .Depletion Schedule V..................................................  21
  . .Depletion Schedule VI.................................................  21
  . .Depletion Schedule VII................................................  22
  . .Depletion Schedule VIII...............................................  22
  . .Depletion Schedule IX.................................................  23
  . .Depletion Schedule X..................................................  23
  . .Depletion Schedule XI.................................................  24
  . .Depletion Schedule XII................................................  24
  . .Depletion Schedule XIII...............................................  25
  . .Depletion Schedule XIV................................................  25
  . .Depletion Schedule XV.................................................  26
  . .Depletion Schedule XVI................................................  27
 . Sample Tax Forms for Individual Unit Holders.............................  28
 . Comprehensive Example....................................................  30
DISCUSSION OF TAX CONSIDERATIONS PERTAINING TO THE OWNERSHIP OF UNITS IN
SABINE ROYALTY TRUST
 . Effect of Tax Reform..................................................... A-1
 . Taxation of the Original Distribution of Units........................... A-1
 . Tax Background Information............................................... A-1
  . .Effect of Escrow Arrangement.......................................... A-2
 . Depletion................................................................ A-2
  . .Cost Depletion........................................................ A-2
  . .Percentage Depletion.................................................. A-3
 . Nonresident Foreign Unit Holders......................................... A-3
 . Sale or Exchange of Units................................................ A-4
 . Backup Withholding....................................................... A-4
 . State Income Tax......................................................... A-4

  (SRT 1996 TAX)

                             SABINE ROYALTY TRUST

                             1996 TAX INFORMATION

READING THE INCOME AND EXPENSE SCHEDULES

  The accompanying income and expense schedules reflect tax information attributable to Sabine Royalty Trust (the "Trust") for 1996. This information has been assembled on a per Unit basis and is expressed in decimal fractions of one dollar. A cumulative schedule for the twelve months ended December 31, 1996, and separate noncumulative schedules for the months of January through December 1996 are enclosed. Separate depletion schedules are enclosed which provide the necessary information for Unit holders to compute cost depletion with respect to their interests in the Trust.

IDENTIFYING WHICH INCOME AND EXPENSE SCHEDULES TO USE

  Pursuant to the terms of the Trust agreement and the escrow agreement, the Trust receives income and incurs expenses only on Monthly Record Dates. Furthermore, only Unit holders of record on Monthly Record Dates are entitled to cash distributions. On the basis of these agreements, both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on Monthly Record Dates. Therefore, if you were not the Unit holder of record of the Units on a specified Monthly Record Date, you should not use the tax information for the month in which that Monthly Record Date falls. A table of Monthly Record Dates and cash distributions per Unit is included on page 3.

  The appropriate schedules to be used by a Unit holder will depend upon (i) the date the Unit holder became a holder of record of the Units, (ii) if applicable, the date the Unit holder ceased to be the holder of record of the Units, and (iii) the tax year end of the Unit holder. For instance, a Unit holder reporting on the calendar year basis who acquired Units and became a Unit holder of record on June 17, 1996 and who still owned only those Units on December 16, 1996 must use each of the separate monthly schedules for June through December 1996, and Depletion Schedule XVI for such Units. However, Unit holders reporting on a calendar year basis who became Unit holders of record prior to January 16, 1996 and who continued to own only those Units on December 16, 1996, must use only the cumulative schedule for calendar year 1996 and the appropriate depletion schedule(s).

APPLYING THE DATA FROM THE INCOME AND EXPENSE SCHEDULES

  The tax data, other than depletion, specifically applicable to a Unit holder may be determined by multiplying the appropriate decimal fractions times the number of Units owned. Unit holders who must use the separate monthly income and expense schedules should combine the individual income and expense factors from the monthly schedules for each month during which the Units were owned on a Monthly Record Date. For a worksheet approach to computing these decimal fractions, see the Supplement to Tax Computation Worksheet on page 5.

COMPUTING DEPLETION

  Depletion schedules are included which provide information for Unit holders to compute cost depletion deductions with respect to their interests in the Trust. To compute depletion for any taxable period, Unit holders should multiply the depletion factor indicated on the relevant schedule times their original tax basis in the respective Unit(s), reduced by the cost depletion that was allowable as a deduction (whether or not deducted) in prior calendar years during which they owned the Units. A factor for percentage depletion is not included, as cost depletion exceeded the percentage depletion calculated.

(SRT 1996 TAX)

  Noncorporate Unit holders who acquired Units in the original distribution from Sabine Corporation ("Sabine") should use Depletion Schedule I to compute 1996 depletion on those Units. Corporate Unit holders that acquired Units in the original distribution from Sabine should use Depletion Schedule II to compute 1996 depletion on those Units. The proper depletion schedule to be utilized for Units owned is reflected below.

          DATE(S) UNITS                                 DEPLETION SCHEDULE
          WERE ACQUIRED                                   TO BE UTILIZED
          -------------                                 ------------------
      Original Distribution                          See preceding paragraph
      Before12/16/83                                 I
      12/16/83--12/17/84                             III
      12/18/84--12/16/85                             IV
      12/17/85-- 3/17/86                             V
       3/18/86--12/15/86                             VI
      12/16/86--12/15/87                             VII
      12/16/87--12/15/88                             VIII
      12/16/88--12/15/89                             IX
      12/16/89--12/17/90                             X
      12/18/90--12/16/91                             XI
      12/17/91--12/15/92                             XII
      12/16/92--12/15/93                             XIII
      12/16/93--12/15/94                             XIV
      12/16/94--12/15/95                             XV
      12/16/95--12/16/96                             XVI
      12/17/96--12/31/96                             No 1996 depletion allowed

  As discussed at page A-3 in the back portion of this booklet, the composite depletion factors are determined on the basis of a weighted average ratio of current production from each Trust property to the estimated future production from such property. This method of weighting the depletion factors permits the presentation of a single depletion factor for all Unit holders acquiring Units during a period in which there is no substantial change in the relative fair market values of the Trust properties. Primarily as a result of the decline in oil prices which occurred during 1986, there was a change in the relative fair market values of the Trust properties. Accordingly, two mutually exclusive depletion schedules are included herein reflecting the composite depletion factors required to compute depletion for Units acquired in 1986. The proper depletion schedule to use in computing 1996 depletion is dependent upon the date upon which the Units were acquired as reflected in the preceding paragraph.

  The amount of depletion attributable to a specific state may be determined by multiplying the depletion factor indicated for the particular state times the Federal tax basis in the Unit(s) held, reduced by prior calendar years' allowable Federal depletion, if any. The Federal and state depletion factors contained on Depletion Schedule I through Depletion Schedule XV are presented on a cumulative basis for 1996. However, the Federal and state depletion factors contained on Depletion Schedule XVI are summarized separately; and the state factors are presented on a noncumulative basis. If you are using Depletion Schedule XVI for your state income tax return(s), you may either calculate the applicable state depletion for each month and add the monthly depletion amounts together, or you may add together the applicable monthly depletion factors for the relevant state and multiply this created composite depletion factor times your adjusted basis in your Units. The result should be the same using either method.

  Different depletion schedules may be required to be used for Units acquired in different years by a Unit holder. Therefore, Unit holders are encouraged to maintain records indicating the date of acquisition and the acquisition price for each Unit or lot of Units acquired.

(SRT 1996 TAX)

SALE OR EXCHANGE OF UNITS

  A discussion concerning the tax consequences associated with the sale or exchange of Units is presented on page A-4 in the back portion of this booklet.

CLASSIFICATION OF INVESTMENT

  Tax Reform measures enacted in 1986 and 1987 require items of income and expense to be categorized as "passive," "active" or "portfolio" in nature. An explanation of the application of these rules to the items of income and expense reported by the Trust are contained on page A-1 in the back portion of this booklet.

NONRESIDENT FOREIGN UNIT HOLDERS

  Nonresident alien individual and foreign corporation Unit holders ("Foreign Taxpayer(s)") are subject to special tax rules with respect to their investments in the Trust. These rules are outlined beginning on page A-3 in the back portion of this booklet.

BACKUP WITHHOLDING

  Unit holders who have had amounts withheld in 1996 pursuant to the Federal backup withholding provisions should have received a Form 1099-MISC from the Trust. The Form 1099-MISC reflects the total Federal income tax withheld from distributions. The amount reported on the Form 1099-MISC should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules. The Federal income tax withheld, as reported on the Form 1099-MISC, should be considered as a credit by the Unit holder in computing any Federal income tax liability. Individual Unit holders should include the amount of backup withholding on line 52 of page 2 of the 1996 Form 1040. For a further discussion of backup withholding, see page A-4 in the back portion of this booklet.

STATE INCOME TAX

  Since the Trust holds royalty interests and receives income that is attributable to various states, Unit holders may be obligated to file a return and may have a tax liability in states in addition to their state of residence. The accompanying schedules have been prepared in such a manner that income and deductions attributable to the various states may be determined by each Unit holder. State income tax matters are more fully discussed on page A-5 in the back portion of this booklet.

TABLE OF 1996 MONTHLY RECORD DATES AND CASH DISTRIBUTIONS PER UNIT

  Unit holders, as reflected in the transfer books of the Trust on a Monthly Record Date, received the following per Unit cash distributions for 19956 The per Unit cash distributions reflected below have not been reduced by any taxes that may have been withheld from distributions to Foreign Taxpayers or from distributions to Unit holders subject to the Federal backup withholding rules. The distribution checks were dated and mailed on the corresponding Date Payable.

     MONTHLY RECORD                                                           DISTRIBUTION
          DATE                        DATE PAYABLE                              PER UNIT
     --------------                   ------------                            ------------
   January 16, 1996                January 30, 1996                             $.06285
   February 15, 1996               February 29, 1996                            $.09896
   March 15, 1996                  March 29, 1996                               $.11159
   April 15, 1996                  April 29, 1996                               $.11751
   May 15, 1996                    May 29, 1996                                 $.12000
   June 17, 1996                   June 28, 1996                                $.11966
   July 15, 1996                   July 29, 1996                                $.16629
   August 15, 1996                 August 29, 1996                              $.14052
   September 16, 1996              September 30, 1996                           $.11492
   October 15, 1996                October 29, 1996                             $.13109
   November 15, 1996               November 29, 1996                            $.10630
   December 16, 1996               December 30, 1996                            $.08144

(SRT 1996 TAX)

                             SABINE ROYALTY TRUST
                           TAX COMPUTATION WORKSHEET

                                     1996

         (RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

                                    PART I

                              INCOME AND EXPENSE

                              A                 B               C

                                         AMOUNTS PER UNIT
                          NUMBER OF      FROM APPROPRIATE
                         UNITS OWNED       SCHEDULE(S)                  WHERE TO REFLECT ON
ITEM                      (NOTE 1)           (NOTE 2)         TOTALS  1996 FORM 1040 (NOTE 3)
----                     -----------     ----------------     ------  -----------------------
Gross Royalty Income.... ___________  X  ________________  =  ______ Line 4, Part I, Schedule E
Severance Tax........... ___________  X  ________________  =  ______ Line 16, Part I, Schedule E
Interest Income......... ___________  X  ________________  =  ______ Line 1, Part I, Schedule B
Administrative Ex-
 pense.................. ___________  X  _________________ =  ______ Line 18, Part I, Schedule E

                                    PART II

                            COST DEPLETION (NOTE 4)

                      COST DEPLETION
                    ALLOWABLE IN PRIOR     ADJUSTED BASIS FOR       APPROPRIATE 1996
                      CALENDAR YEARS         COST DEPLETION       COST DEPLETION FACTOR
ORIGINAL BASIS           (NOTE 5)               PURPOSES                (NOTE 4)            1996 COST DEPLETION*
--------------      ------------------     ------------------     ---------------------     --------------------
______________  -   __________________ =   __________________ X   _____________________ =   ____________________

*Reflect cost depletion on 1996 Form 1040, line 20, Part 1, Schedule E (Note
3).

                                   PART III

                 COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

         NET                                                 WHERE TO REFLECT ON
        SALES          ADJUSTED BASIS          GAIN            1996 FORM 1040
        PRICE             (NOTE 6)            (LOSS)              (NOTE 3)
        -----          --------------         ------         -------------------
   ______________ -    _______________   =  __________            Form 4797

NOTES
-----
(1) In order to correctly calculate total income and expense to be reported on your 1996 Federal and, if applicable, state income tax returns, it is recommended that you reproduce and complete a separate Tax Computation Worksheet for each block of Units acquired at different times. Only the total of each item of income and expense obtained by adding the separate Tax Computation Worksheet totals, if more than one is required, should be reported on your applicable 1996 income tax returns.
(2) If you did not become a Unit holder of record of any Unit(s) or did not cease to be a Unit holder of record of any Unit(s) during the period from January 16, 1996 through December 16, 1996, then the amounts reflected on the cumulative schedule for 1996 should be used to complete Part I. If any Units were held of record for only part of the period defined above, the Supplement to Tax Computation Worksheet on page 5 should be used to derive the income and expense factors to be inserted in column B.
(3) The Trustee believes that individual Unit holders owning the Units as an investment should report the amounts determined in this manner. The U.S. Corporation Income Tax Return (Form 1120) does not require that royalty income and related expenses be separately identified on any specific schedules. Note: Schedule D should be utilized to report the Sale of Units acquired before January 1, 1987. (See "Sale or Exchange of Units" on page A-4.)
(4) The appropriate depletion schedule(s) to be utilized is generally dependent upon the date on which the Units were acquired. See "Computing Cost Depletion" on page 1 to determine the proper schedule(s) to be used.
(5) Cost depletion allowable in prior calendar years cannot be computed from the schedules contained in this booklet. Depletion schedules contained in prior years' Sabine Royalty Trust Tax Information Booklet(s) should be used in order to determine the appropriate cost depletion amount(s) allowable in prior calendar years.
(6) The adjusted basis is equal to the cost or other basis of the Unit(s) less the cost depletion allowable from the date of acquisition through the date of sale (whether or not deducted).

(SRT 1996 TAX)

                             SABINE ROYALTY TRUST

                    SUPPLEMENT TO TAX COMPUTATION WORKSHEET

                                     1996

                   FOR UNITS HELD FOR ONLY PART OF THE YEAR

  This worksheet should be used by Unit holders who became holders of record of Units or ceased to be holders of record of Units during the period from January 16, 1996 through December 16, 1996. This worksheet is designed to assist Unit holders in determining the proper income and expense factors to be used on the Tax Computation Worksheet-- Part I, under the heading entitled "Amounts Per Unit from Appropriate Schedule(s)". In order to complete this schedule, Unit holders should insert only the individual income and expense factors from the monthly schedules (pages 7-18) for each month during which the Units were owned on a Monthly Record Date. (See page 3 for a list of Monthly Record Dates).

                                MONTH(S) DURING WHICH UNITS WERE OWNED ON A MONTHLY RECORD DATE                 CALCULATED
                 ----------------------------------------------------------------------------------------------   FACTOR
                 JANUARY FEBRUARY MARCH  APRIL   MAY    JUNE   JULY  AUGUST SEPTEMBER OCTOBER NOVEMBER DECEMBER PER  UNIT*
                 ------- -------- ------ ------ ------ ------ ------ ------ --------- ------- -------- -------- ----------
Gross Royalty
 Income.........
                 ------   ------  ------ ------ ------ ------ ------ ------  ------   ------   ------   ------    ------
Severance Tax...
                 ------   ------  ------ ------ ------ ------ ------ ------  ------   ------   ------   ------    ------
Interest
 Income.........
                 ------   ------  ------ ------ ------ ------ ------ ------  ------   ------   ------   ------    ------
Administrative
 Expense........
                 ------   ------  ------ ------ ------ ------ ------ ------  ------   ------   ------   ------    ------

-------
* This column of calculated factors per Unit should be inserted in column B of the Income and Expense section (Part I) of the Tax Computation Worksheet on page 4.

(SRT 1996 TAX)

                                                                CUMULATIVE 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                          ROYALTY INCOME AND EXPENSE         AND EXPENSE
                         ----------------------------- ------------------------
                                                NET
                           GROSS   SEVERANCE  ROYALTY  INTEREST  ADMINISTRATIVE
  SOURCE                  INCOME      TAX    PAYMENTS   INCOME      EXPENSE
  ------                 --------- --------- --------- --------- --------------
Florida................. $0.036362 $ .006982 $0.029380 $   *       $ 0.004074
Louisiana...............  0.197677   .007700  0.189977  0.001806     0.023743
Mississippi.............  0.055401   .003997  0.051404     *         0.006264
New Mexico..............  0.094449   .008850  0.085599     *         0.010354
Oklahoma................  0.321542   .024457  0.297085     *         0.036707
Texas...................  0.945460   .050058  0.895402  0.007942     0.106323
                         --------- --------- --------- ---------   ----------
  TOTAL................. $1.650891 $ .102044 $1.548847 $0.009748   $ 0.187465
                         ========= ========= ========= =========   ==========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                 ----------
1.  Total Net Royalty Payments ..................................... $ 1.548847
2.  Interest Income ................................................   0.009748
3.  Administrative Expense .........................................  (0.187465)
                                                                     ----------
4.  Cash Distribution Per Unit** ................................... $ 1.371130
                                                                     ==========

--------

* Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                               FOR JANUARY 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.002447 $ .000177 $.002270 $  *        $.000818
Louisiana..................  .006966   .000360  .006606  .000125     .002615
Mississippi................  .003999   .000172  .003827    *         .001337
New Mexico.................  .003299   .000269  .003030    *         .001103
Oklahoma...................  .029328   .001979  .027349    *         .009807
Texas......................  .056365   .002755  .053610  .000560     .018847
                            -------- --------- -------- --------    --------
  TOTAL.................... $.102404 $ .005712 $.096692 $.000685    $.034527
                            ======== ========= ======== ========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                    AMOUNT
----                                                                   --------
1. Total Net Royalty Payments ........................................ $.096692
2. Interest Income ...................................................  .000685
3. Administrative Expense ............................................ (.034527)
                                                                       --------
4. Cash Distribution Per Unit** ...................................... $.062850
                                                                       ========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                              FOR FEBRUARY 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.002360 $ .000554 $.001806 $  *        $.000150
Louisiana..................  .007691   .000513  .007178  .000162     .000776
Mississippi................  .004379   .000309  .004070    *         .000279
New Mexico.................  .009553   .001217  .008336    *         .000609
Oklahoma...................  .023754   .002158  .021596    *         .001514
Texas......................  .066907   .004140  .062767  .000638     .004265
                            -------- --------- -------- --------    --------
  TOTAL.................... $.114644 $ .008891 $.105753 $.000800    $.007593
                            ======== ========= ======== ========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                    AMOUNT
----                                                                   --------
1. Total Net Royalty Payments......................................... $.105753
2. Interest Income....................................................  .000800
3. Administrative Expense............................................. (.007593)
                                                                       --------
4. Cash Distribution Per Unit**....................................... $.098960
                                                                       ========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                                 FOR MARCH 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                           ROYALTY INCOME AND EXPENSE        AND EXPENSE
                           --------------------------- ------------------------
                                                NET
                            GROSS   SEVERANCE ROYALTY  INTEREST  ADMINISTRATIVE
  SOURCE                    INCOME     TAX    PAYMENTS  INCOME      EXPENSE
  ------                   -------- --------- -------- --------- --------------
Florida................... $.003127 $ .000721 $.002406 $   *        $.000156
Louisiana.................  .008515   .000459  .008056   .000131     .000711
Mississippi...............  .003788   .000382  .003406     *         .000189
New Mexico................  .006769   .000600  .006169     *         .000338
Oklahoma..................  .033524   .002942  .030582     *         .001674
Texas.....................  .070772   .003963  .066809   .000634     .003535
                           -------- --------- -------- ---------    --------
  TOTAL................... $.126495 $ .009067 $.117428 $ .000765    $.006603
                           ======== ========= ======== =========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                 ----------
1.  Total Net Royalty Payments ..................................... $  .117428
2.  Interest Income ................................................    .000765
3.  Administrative Expense .........................................   (.006603)
                                                                     ----------
4.  Cash Distribution Per Unit ** .................................. $  .111590
                                                                     ==========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                                 FOR APRIL 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                           ROYALTY INCOME AND EXPENSE        AND EXPENSE
                           --------------------------- ------------------------
                                                NET
                            GROSS   SEVERANCE ROYALTY  INTEREST  ADMINISTRATIVE
  SOURCE                    INCOME     TAX    PAYMENTS  INCOME      EXPENSE
  ------                   -------- --------- -------- --------- --------------
Florida................... $.003961 $.000783  $.003178 $   *        $.000268
Louisiana.................  .011404  .000463   .010941   .000128     .001059
Mississippi...............  .004241  .000304   .003937     *         .000287
New Mexico................  .007847  .000686   .007161     *         .000531
Oklahoma..................  .022203  .001898   .020305     *         .001501
Texas.....................  .085284  .004684   .080600   .000672     .005766
                           -------- --------  -------- ---------    --------
  TOTAL................... $.134940 $.008818  $.126122 $ .000800    $.009412
                           ======== ========  ======== =========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                  ---------
1.  Total Net Royalty Payments....................................... $ .126122
2.  Interest Income..................................................   .000800
3.  Administrative Expense...........................................  (.009412)
                                                                      ---------
4.  Cash Distribution Per Unit **.................................... $ .117510
                                                                      =========

--------
 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                                   FOR MAY 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.003192 $.001259  $.001933 $   *       $.000542
Louisiana..................  .018098  .000529   .017569  .000192     .003362
Mississippi................  .008691  .000502   .008189     *        .001477
New Mexico.................  .012485  .001035   .011450     *        .002122
Oklahoma...................  .026770  .002079   .024691     *        .004549
Texas......................  .086093  .004095   .081998  .000661     .014631
                            -------- --------  -------- --------    --------
  TOTAL.................... $.155329 $.009499  $.145830 $.000853    $.026683
                            ======== ========  ======== ========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                  ---------
1.  Total Net Royalty Payments....................................... $ .145830
2.  Interest Income..................................................   .000853
3.  Administrative Expense...........................................  (.026683)
                                                                      ---------
4.  Cash Distribution Per Unit**..................................... $ .120000
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                                  FOR JUNE 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.002649 $.000217  $.002432 $   *       $.000227
Louisiana..................  .010098  .000388   .009710  .000165     .001152
Mississippi................  .006470  .000433   .006037     *        .000555
New Mexico.................  .008352  .000749   .007603     *        .000716
Oklahoma...................  .028885  .001959   .026926     *        .002476
Texas......................  .082791  .004458   .078333  .000676     .007096
                            -------- --------  -------- --------    --------
  TOTAL.................... $.139245 $.008204  $.131041 $.000841    $.012222
                            ======== ========  ======== ========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                  ---------
1. Total Net Royalty Payments........................................ $ .131041
2. Interest Income...................................................   .000841
3. Administrative Expense............................................  (.012222)
                                                                      ---------
4. Cash Distribution Per Unit**...................................... $ .119660
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                                  FOR JULY 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.003177 $.000224  $.002953 $  *        $.000182
Louisiana..................  .045237  .001538   .043699  .000222     .002873
Mississippi................  .005420  .000508   .004912    *         .000310
New Mexico.................  .008656  .000616   .008040    *         .000495
Oklahoma...................  .029593  .001605   .027988    *         .001692
Texas......................  .092767  .004042   .088725  .000609     .005306
                            -------- --------  -------- --------    --------
  TOTAL.................... $.184850 $.008533  $.176317 $.000831    $.010858
                            ======== ========  ======== ========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                  ---------
1. Total Net Royalty Payments........................................ $ .176317
2. Interest Income...................................................   .000831
3. Administrative Expense............................................  (.010858)
                                                                      ---------
4. Cash Distribution Per Unit**...................................... $ .166290
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                                FOR AUGUST 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.002592 $.000491  $.002101 $  *        $.000100
Louisiana..................  .024221  .000814   .023407  .000158     .001217
Mississippi................  .003917  .000286   .003631    *         .000150
New Mexico.................  .007912  .000703   .007209    *         .000304
Oklahoma...................  .032897  .003011   .029886    *         .001264
Texas......................  .084563  .004878   .079685  .000727     .003249
                            -------- --------  -------- --------    --------
  TOTAL.................... $.156102 $.010183  $.145919 $.000885    $.006284
                            ======== ========  ======== ========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                  ---------
1. Total Net Royalty Payments........................................ $ .145919
2. Interest Income...................................................   .000885
3. Administrative Expense............................................  (.006284)
                                                                      ---------
4. Cash Distribution Per Unit**...................................... $ .140520
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                             FOR SEPTEMBER 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.004452 $.001858  $.002594 $   *       $.000224
Louisiana..................  .024896  .001178   .023718  .000165     .001538
Mississippi................  .005045  .000396   .004649    *         .000254
New Mexico.................  .006052  .000530   .005522    *         .000304
Oklahoma...................  .025529  .001805   .023724    *         .001284
Texas......................  .065030  .004254   .060776  .000647     .003271
                            -------- --------  -------- --------    --------
  TOTAL.................... $.131004 $.010021  $.120983 $.000812    $.006875
                            ======== ========  ======== ========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

     ITEM                                                              AMOUNT
     ----                                                             ---------
1.Total Net Royalty Payments ........................................ $ .120983
2.Interest Income ...................................................   .000812
3.Administrative Expense ............................................  (.006875)
                                                                      ---------
4.Cash Distribution Per Unit ** ..................................... $ .114920
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

  (SRT 1996 TAX)

                                                               FOR OCTOBER 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.002736 $.000230  $.002506 $   *       $.000116
Louisiana..................  .009482  .000371   .009111  .000091     .000847
Mississippi................  .003915  .000299   .003616     *        .000167
New Mexico.................  .008192  .000689   .007503     *        .000349
Oklahoma...................  .025681  .001968   .023713     *        .001094
Texas......................  .095014  .004553   .090461  .000708     .004046
                            -------- --------  -------- --------    --------
  TOTAL.................... $.145020 $.008110  $.136910 $.000799    $.006619
                            ======== ========  ======== ========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                  ---------
1.  Total Net Royalty Payments....................................... $ .136910
2.  Interest Income..................................................   .000799
3.  Administrative Expense...........................................  (.006619)
                                                                      ---------
4.  Cash Distribution Per Unit**..................................... $ .131090
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                               FOR NOVEMBER 1996

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.002760 $.000228  $.002532 $    *      $.000616
Louisiana..................  .020992  .000649   .020343  .000162     .004967
Mississippi................  .002885  .000207   .002678    *         .000643
New Mexico.................  .008371  .001152   .007219    *         .001867
Oklahoma...................  .024038  .001745   .022293    *         .005361
Texas......................  .088299  .004804   .083495  .000723     .019691
                            -------- --------  -------- --------    --------
  TOTAL.................... $.147345 $.008785  $.138560 $.000885    $.033145
                            ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                  ---------
1.  Total Net Royalty Payments ...................................... $ .138560
2.  Interest Income .................................................   .000885
3.  Administrative Expense ..........................................  (.033145)
                                                                      ---------
4.  Cash Distribution Per Unit ** ................................... $ .106300
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1996 TAX)

                                                              FOR DECEMBER 1996

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.002909 $ .000240 $.002669 $  *        $.000675
Louisiana..................  .010077   .000438  .009639  .000105     .002626
Mississippi................  .002651   .000199  .002452    *         .000616
New Mexico.................  .006961   .000604  .006357    *         .001616
Oklahoma...................  .019340   .001308  .018032    *         .004491
Texas......................  .071575   .003432  .068143  .000687     .016620
                            -------- --------- -------- --------    --------
  TOTAL.................... $.113513 $ .006221 $.107292 $.000792    $.026644
                            ======== ========= ======== ========    ========

                                  SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

ITEM                                                                   AMOUNT
----                                                                  ---------
1. Total Net Royalty Payments........................................ $ .107292
2. Interest Income...................................................   .000792
3. Administrative Expense............................................  (.026644)
                                                                      ---------
4. Cash Distribution Per Unit**...................................... $ .081440
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

  (SRT 1996 TAX)

                             SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE I

  The cumulative depletion factors reflected in Depletion Schedule I should be used to compute 1996 federal and state depletion amounts attributable to Units acquired by noncorporate Unit holders in the original distribution from Sabine Corporation and all other Units purchased in 1983 by any Unit holder for which the Unit holder was entitled to one or more 1983 monthly distributions. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011277 .025341  .038482 .053602 .069505 .081703 .095855 .109815  .122269  .135348 .147682  .157524
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000005 .000011  .000020 .000030 .000035 .000039 .000044 .000051  .000061  .000066 .000071  .000076
Louisiana....... .000539 .001478  .002165 .003189 .004310 .004986 .008070 .009868  .012754  .013517 .014943  .015692
Mississippi..... .000521 .001306  .001825 .002171 .002961 .003492 .003889 .004275  .004727  .005090 .005360  .005635
New Mexico...... .000093 .000350  .000558 .000770 .001085 .001324 .001488 .001682  .001827  .002026 .002205  .002352
Oklahoma........ .001118 .002668  .004344 .005184 .006293 .007526 .008681 .009958  .010957  .012022 .012916  .013722
Texas........... .009001 .019528  .029570 .042258 .054821 .064336 .073683 .083981  .091943  .102627 .112187  .120047

                             DEPLETION SCHEDULE II

  The cumulative depletion factors reflected in Depletion Schedule II should be used to compute 1996 federal and state depletion amounts attributable to Units acquired in the original distribution from Sabine Corporation by corporate Unit holders. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .012671 .029650  .044445 .060109 .078601 .092412 .111289 .127833  .145147  .158979 .172871  .183593
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida.........   --      --       --      --      --      --      --      --       --       --      --       --
Louisiana....... .001355 .003716  .005443 .008016 .010833 .012532 .020285 .024805  .032061  .033978 .037562  .039445
Mississippi..... .002541 .006368  .008901 .010587 .014440 .017033 .018972 .020855  .023062  .024833 .026148  .027491
New Mexico...... .000114 .000427  .000681 .000939 .001323 .001614 .001814 .002050  .002226  .002468 .002686  .002865
Oklahoma........ .001613 .003848  .006265 .007477 .009077 .010854 .012519 .014360  .015800  .017336 .018625  .019787
Texas........... .007048 .015291  .023155 .033090 .042928 .050379 .057699 .065763  .071998  .080364 .087850  .094005

(SRT 1996 TAX)

                             SABINE ROYALTY TRUST

                            DEPLETION SCHEDULE III

  The cumulative depletion factors reflected in Depletion Schedule III should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1984. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010655 .023954  .036335 .050738 .065833 .077341 .091388 .104885  .117291  .129685 .141579  .150956
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION FACTORS
Florida......... .000005 .000012  .000021 .000031 .000037 .000042 .000047 .000055  .000066  .000071 .000076  .000081
Louisiana....... .000656 .001799  .002635 .003881 .005245 .006068 .009822 .012011  .015525  .016453 .018188  .019100
Mississippi..... .000462 .001158  .001619 .001926 .002627 .003099 .003452 .003795  .004197  .004519 .004758  .005002
New Mexico...... .000059 .000221  .000352 .000485 .000683 .000833 .000936 .001058  .001149  .001274 .001386  .001479
Oklahoma........ .000981 .002340  .003810 .004547 .005520 .006601 .007614 .008733  .009609  .010543 .011327  .012034
Texas........... .008492 .018424  .027898 .039868 .051721 .060698 .069517 .079233  .086745  .096825 .105844  .113260

                             DEPLETION SCHEDULE IV

  The cumulative depletion factors reflected in Depletion Schedule IV should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1985. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011054 .024767  .037572 .052344 .067900 .079821 .093064 .106431  .118057  .130835 .142703  .152272
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000004 .000010  .000018 .000027 .000032 .000036 .000041 .000048  .000057  .000062 .000066  .000070
Louisiana....... .000399 .001094  .001602 .002360 .003189 .003689 .005971 .007302  .009438  .010002 .011057  .011611
Mississippi..... .000594 .001489  .002082 .002476 .003377 .003983 .004436 .004876  .005392  .005806 .006114  .006428
New Mexico...... .000090 .000338  .000539 .000743 .001047 .001277 .001435 .001622  .001761  .001953 .002125  .002267
Oklahoma........ .000977 .002331  .003796 .004530 .005499 .006576 .007585 .008701  .009574  .010505 .011286  .011990
Texas........... .008990 .019505  .029535 .042208 .054756 .064260 .073596 .083882  .091835  .102507 .112055  .119906



(SRT 1996 TAX)

                             SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE V

  The cumulative depletion factors reflected in Depletion Schedule V should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions on the January 15, February 17 or March 17, 1986 Monthly Record Date. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010616 .023715  .036004 .050236 .065135 .076578 .088959 .101662  .112487  .124789 .136118  .145305
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000005 .000012  .000022 .000033 .000039 .000044 .000049 .000057  .000068  .000073 .000078  .000083
Louisiana....... .000306 .000838  .001227 .001807 .002442 .002825 .004574 .005593  .007230  .007662 .008470  .008895
Mississippi..... .000491 .001231  .001721 .002047 .002792 .003293 .003668 .004032  .004459  .004801 .005055  .005315
New Mexico...... .000092 .000345  .000550 .000759 .001069 .001304 .001465 .001656  .001798  .001994 .002170  .002315
Oklahoma........ .000910 .002171  .003535 .004219 .005122 .006125 .007065 .008104  .008917  .009784 .010511  .011167
Texas........... .008812 .019118  .028949 .041371 .053671 .062987 .072138 .082220  .090015  .100475 .109834  .117530

                             DEPLETION SCHEDULE VI

  The cumulative depletion factors reflected in Depletion Schedule VI should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions after the March 17, 1986 Monthly Record Date and before the January 15, 1987 Monthly Record Date. This schedule should not be used to compute depletion amounts for any other units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010160 .022759  .034538 .048188 .062523 .073507 .085628 .097914  .108540  .120332 .131267  .140091
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000005 .000011  .000020 .000030 .000035 .000039 .000044 .000051  .000061  .000066 .000070  .000074
Louisiana....... .000350 .000960  .001406 .002071 .002799 .003238 .005240 .006407  .008281  .008776 .009701  .010187
Mississippi..... .000495 .001240  .001733 .002061 .002811 .003316 .003693 .004059  .004489  .004834 .005090  .005352
New Mexico...... .000104 .000390  .000622 .000858 .001208 .001474 .001656 .001872  .002033  .002254 .002453  .002617
Oklahoma........ .000859 .002049  .003336 .003981 .004833 .005779 .006666 .007646  .008413  .009231 .009917  .010536
Texas........... .008347 .018109  .027421 .039187 .050837 .059661 .068329 .077879  .085263  .095171 .104036  .111325

(SRT 1996 TAX)

                             SABINE ROYALTY TRUST

                            DEPLETION SCHEDULE VII

  The cumulative depletion factors reflected in Depletion Schedule VII should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1987. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR ........ .010690 .023895  .036303 .050668 .065678 .077218 .089769 .102619  .113602  .126013 .137465  .146738
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000015 .000035  .000063 .000095 .000112 .000126 .000141 .000164  .000196  .000211 .000225  .000239
Louisiana....... .000322 .000883  .001294 .001906 .002576 .002980 .004824 .005899  .007624  .008080 .008932  .009380
Mississippi..... .000456 .001142  .001596 .001898 .002589 .003054 .003402 .003740  .004136  .004454 .004690  .004931
New Mexico...... .000101 .000378  .000603 .000832 .001171 .001429 .001606 .001815  .001971  .002185 .002378  .002537
Oklahoma........ .000942 .002247  .003658 .004366 .005300 .006338 .007310 .008385  .009226  .010123 .010876  .011554
Texas........... .008854 .019210  .029089 .041571 .053930 .063291 .072486 .082616  .090449  .100960 .110364  .118097

                            DEPLETION SCHEDULE VIII

  The cumulative depletion factors reflected in Depletion Schedule VIII should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1988. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010814 .024216  .036847 .051318 .066451 .078140 .091009 .104103  .115375  .127919 .139538  .148927
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000019 .000044  .000080 .000120 .000141 .000159 .000178 .000207  .000247  .000266 .000284  .000302
Louisiana....... .000361 .000989  .001449 .002134 .002884 .003336 .005399 .006602  .008533  .009043 .009997  .010498
Mississippi..... .000417 .001046  .001462 .001739 .002372 .002798 .003116 .003425  .003788  .004079 .004295  .004516
New Mexico...... .000102 .000383  .000610 .000841 .001184 .001445 .001624 .001836  .001994  .002211 .002406  .002567
Oklahoma........ .001122 .002677  .004359 .005202 .006315 .007552 .008711 .009992  .010994  .012063 .012960  .013769
Texas........... .008793 .019077  .028887 .041282 .053555 .062850 .071981 .082041  .089819  .100257 .109596  .117275

(SRT 1996 TAX)

                             DEPLETION SCHEDULE IX

  The cumulative depletion factors reflected in Depletion Schedule IX should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1989. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010849 .024371  .037114 .051369 .066444 .078158 .090949 .103990  .115236  .127684 .139169  .148490
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000031 .000073  .000133 .000200 .000236 .000265 .000297 .000345  .000413  .000445 .000475  .000505
Louisiana....... .000346 .000948  .001389 .002046 .002765 .003198 .005176 .006329  .008180  .008669 .009583  .010063
Mississippi..... .000557 .001395  .001950 .002319 .003163 .003731 .004156 .004568  .005051  .005439 .005727  .006021
New Mexico...... .000095 .000356  .000567 .000782 .001101 .001344 .001510 .001707  .001854  .002056 .002237  .002386
Oklahoma........ .001359 .003242  .005278 .006299 .007647 .009144 .010547 .012098  .013311  .014605 .015691  .016670
Texas........... .008461 .018357  .027797 .039723 .051532 .060476 .069263 .078943  .086427  .096470 .105456  .112845

                             DEPLETION SCHEDULE X

  The cumulative depletion factors reflected in Depletion Schedule X should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1990. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010714 .024148  .036808 .051027 .066030 .077672 .090745 .103882  .115404  .127790 .139338  .148643
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000043 .000101  .000184 .000276 .000326 .000367 .000412 .000479  .000572  .000617 .000658  .000700
Louisiana....... .000425 .001165  .001707 .002514 .003398 .003931 .006363 .007781  .010057  .010658 .011782  .012373
Mississippi..... .000468 .001174  .001641 .001952 .002662 .003140 .003497 .003844  .004251  .004578 .004820  .005068
New Mexico...... .000127 .000478  .000762 .001051 .001481 .001807 .002031 .002296  .002493  .002764 .003008  .003209
Oklahoma........ .001344 .003207  .005222 .006232 .007566 .009048 .010436 .011971  .013171  .014452 .015526  .016494
Texas........... .008307 .018023  .027292 .039002 .050597 .059379 .068006 .077511  .084860  .094721 .103544  .110799

(SRT 1996 TAX)

                             SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE XI

  The cumulative depletion factors reflected in Depletion Schedule XI should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1991. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010547 .024120  .036821 .050977 .066097 .077807 .091676 .105166  .117469  .129816 .141585  .150930
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000052 .000121  .000221 .000332 .000392 .000441 .000495 .000575  .000687  .000741 .000791  .000841
Louisiana....... .000610 .001672  .002449 .003607 .004874 .005638 .009126 .011159  .014423  .015285 .016897  .017744
Mississippi..... .000440 .001103  .001542 .001834 .002502 .002951 .003287 .003613  .003996  .004303 .004531  .004764
New Mexico...... .000265 .000995  .001586 .002188 .003082 .003760 .004226 .004777  .005188  .005752 .006259  .006677
Oklahoma........ .001441 .003438  .005597 .006680 .008109 .009697 .011185 .012830  .014117  .015490 .016642  .017680
Texas........... .007739 .016791  .025426 .036336 .047138 .055320 .063357 .072212  .079058  .088245 .096465  .103224

                            DEPLETION SCHEDULE XII

  The cumulative depletion factors reflected in Depletion Schedule XII should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1992. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010706 .024439  .037480 .051411 .066407 .078294 .091028 .104103  .115275  .127669 .139064  .148348
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000027 .000064  .000117 .000176 .000208 .000234 .000263 .000305  .000364  .000392 .000418  .000444
Louisiana....... .000327 .000897  .001314 .001935 .002615 .003025 .004896 .005987  .007739  .008202 .009067  .009521
Mississippi..... .000413 .001035  .001447 .001721 .002347 .002768 .003083 .003389  .003748  .004036 .004250  .004468
New Mexico...... .000289 .001085  .001730 .002386 .003361 .004101 .004609 .005209  .005657  .006273 .006826  .007282
Oklahoma........ .001949 .004650  .007572 .009037 .010971 .013120 .015133 .017358  .019099  .020956 .022514  .023918
Texas........... .007701 .016708  .025300 .036156 .046905 .055046 .063044 .071855  .078668  .087810 .095989  .102715


(SRT 1996 TAX)

                             SABINE ROYALTY TRUST

                            DEPLETION SCHEDULE XIII

  The cumulative depletion factors reflected in Depletion Schedule XIII should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1993. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010834 .024974  .038258 .052667 .068182 .080314 .094950 .109037  .122082  .134746 .146906  .156532
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000083 .000194  .000354 .000531 .000626 .000704 .000790 .000918  .001097  .001182 .001261  .001341
Louisiana....... .000701 .001922  .002815 .004146 .005603 .006482 .010492 .012830  .016583  .017575 .019429  .020403
Mississippi..... .000428 .001073  .001500 .001784 .002433 .002870 .003197 .003514  .003886  .004184 .004406  .004632
New Mexico...... .000320 .001203  .001918 .002646 .003727 .004548 .005112 .005778  .006275  .006958 .007572  .008078
Oklahoma........ .001857 .004430  .007213 .008608 .010450 .012497 .014415 .016535  .018193  .019962 .021446  .022784
Texas........... .007445 .016152  .024458 .034952 .045343 .053213 .060944 .069462  .076048  .084885 .092792  .099294

                            DEPLETION SCHEDULE XIV

  The depletion factors reflected in Depletion Schedule XIV should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1994. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010857 .025135  .038468 .052995 .068604 .080707 .096925 .111733  .126368  .139028 .151656  .161410
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000138 .000323  .000589 .000884 .001043 .001173 .001317 .001531  .001830  .001973 .002105  .002238
Louisiana....... .001048 .002874  .004209 .006199 .008378 .009692 .015687 .019183  .024794  .026276 .029047  .030503
Mississippi..... .000471 .001180  .001649 .001961 .002675 .003155 .003514 .003863  .004272  .004600 .004844  .005093
New Mexico...... .000244 .000917  .001462 .002017 .002841 .003467 .003897 .004405  .004784  .005305 .005773  .006158
Oklahoma........ .001898 .004528  .007372 .008798 .010680 .012772 .014732 .016898  .018592  .020400 .021917  .023284
Texas........... .007058 .015313  .023187 .033136 .042987 .050448 .057778 .065853  .072096  .080474 .087970  .094134

(SRT 1995 TAX)

                             SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE XV

  The depletion factors reflected in Depletion Schedule XV should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1995. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010957 .025280  .038814 .053179 .068639 .080777 .095517 .109701  .123105  .135676 .147750  .157353
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000253 .000592  .001080 .001620 .001911 .002149 .002412 .002803  .003351  .003612 .003854  .004097
Louisiana....... .000720 .001973  .002890 .004256 .005752 .006654 .010771 .013171  .017024  .018042 .019945  .020945
Mississippi..... .000637 .001597  .002232 .002655 .003621 .004271 .004757 .005229  .005782  .006226 .006556  .006893
New Mexico...... .000248 .000933  .001488 .002053 .002892 .003529 .003966 .004483  .004868  .005398 .005874  .006266
Oklahoma........ .002058 .004909  .007993 .009539 .011580 .013848 .015973 .018322  .020159  .022119 .023764  .025246
Texas........... .007041 .015276  .023131 .033056 .042883 .050326 .057638 .065693  .071921  .080279 .087757  .093906



(SRT 1996 TAX)

                             SABINE ROYALTY TRUST

                            DEPLETION SCHEDULE XVI

  The cumulative depletion factors reflected in Depletion Schedule XVI should be used to compute 1996 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1996. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

  FIRST MONTH IN
 WHICH UNITS WERE
   OWNED ON THE                  LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1996
  MONTHLY RECORD   ----------------------------------------------------------------------------------------------------
   DATE IN 1996    JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
-----------------  ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
January..........  .010869 .025218  .038880 .053245 .068705 .080843 .095583 .109767  .123171  .135742 .147816  .157419
February.........      --  .014349  .028011 .042376 .057836 .069974 .084714 .098898  .112302  .124873 .136947  .146550
March............      --      --   .013662 .028027 .043487 .055625 .070365 .084549  .097953  .110524 .122598  .132201
April............      --      --       --  .014365 .029825 .041963 .056703 .070887  .084291  .096862 .108936  .118539
May..............      --      --       --      --  .015460 .027598 .042338 .056522  .069926  .082497 .094571  .104174
June.............      --      --       --      --      --  .012138 .026878 .041062  .054466  .067037 .079111  .088714
July.............      --      --       --      --      --      --  .014740 .028924  .042328  .054899 .066973  .076576
August...........      --      --       --      --      --      --      --  .014184  .027588  .040159 .052233  .061836
September........      --      --       --      --      --      --      --      --   .013404  .025975 .038049  .047652
October..........      --      --       --      --      --      --      --      --       --   .012571 .024645  .034248
November.........      --      --       --      --      --      --      --      --       --       --  .012074  .021677
December.........      --      --       --      --      --      --      --      --       --       --      --   .009603
 STATE DEPLETION
     FACTORS       JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
-----------------  ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
Florida..........  .000226 .000302  .000435 .000540 .000291 .000238 .000263 .000391  .000548  .000261 .000242  .000243
Louisiana........  .000800 .001394  .001020 .001366 .001496 .000902 .004117 .002400  .003853  .001018 .001903  .001000
Mississippi......  .000479 .000721  .000477 .000423 .000966 .000650 .000486 .000472  .000553  .000444 .000330  .000337
New Mexico.......  .000268 .000738  .000598 .000565 .000839 .000637 .000437 .000517  .000385  .000530 .000476  .000392
Oklahoma.........  .002568 .003559  .003849 .001546 .002041 .002268 .002125 .002349  .001837  .001960 .001645  .001482
Texas............  .006528 .007635  .007283 .009925 .009827 .007443 .007312 .008055  .006228  .008358 .007478  .006149
                   ------- -------  ------- ------- ------- ------- ------- -------  -------  ------- -------  -------
 TOTAL...........  .010869 .014349  .013662 .014365 .015460 .012138 .014740 .014184  .013404  .012571 .012074  .009603
                   ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======







(SRT 1996 TAX)

                        [SAMPLE TAX FORM APPEARS HERE]

                        [SAMPLE TAX FORM APPEARS HERE]

                            COMPREHENSIVE EXAMPLE 1

  The following example illustrates the computations necessary for an individual to determine income and expense attributable to Units acquired in March of 1984 and held throughout 1996.


 COMPUTATION OF INCOME AND EXPENSE FOR UNITS OWNED ON ALL MONTHLY RECORD DATES
                                    IN 1996

                              SABINE ROYALTY TRUST
                           TAX COMPUTATION WORKSHEET

                                      1996

         (RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

                                     PART I

                               INCOME AND EXPENSE

                               A                 B                  C

                                          AMOUNTS PER UNIT
                           NUMBER OF      FROM APPROPRIATE
                          UNITS OWNED       SCHEDULE(S)                         WHERE TO REFLECT ON
          ITEM             (NOTE 1)           (NOTE 2)           TOTALS       1996 FORM 1040 (NOTE 3)
          ----            -----------     ----------------     ----------  -----------------------------
Gross Royalty Income....      100       X    $1.650891       =   $165.09   Line  4, Part I,   Schedule E
                          ----------      --------------       ----------
Severance Tax...........      100       X    $ .102044       =   $ 10.20   Line 16, Part I,   Schedule E
                          ----------      --------------       ----------
Interest Income.........      100       X    $ .009748       =   $  .97    Line  1, Part I,   Schedule B
                          ----------      --------------       ----------
Administrative Expense..      100       X    $ .187465       =   $ 18.75   Line 18, Part I,   Schedule E
                          ----------      --------------       ----------

                                    PART II

                            COST DEPLETION (NOTE 4)

                       COST DEPLETION
                     ALLOWABLE IN PRIOR     ADJUSTED BASIS FOR
                       CALENDAR YEARS         COST DEPLETION         APPROPRIATE 1996
OIGINAL BASISR            (NOTE 5)               PURPOSES          COST DEPLETION FACTOR     1996 COST DEPLETION*
 --------------      ------------------     ------------------     ---------------------     --------------------
 $2,100.00       -       $1,573.99      =        $526.01       X          .150956        =          $79.40
 ----------            -------------          --------------         ----------------         ----------------

*Reflect cost depletion on 1996 Form 1040, line 20, Part 1, Schedule E (Note 3).

                                    PART III

                  COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

                                                    WHERE TO REFLECT ON
      NET SALES       ADJUSTED BASIS      GAIN        1996 FORM 1040
        PRICE            (NOTE 6)        (LOSS)          (NOTE 3)
      ----------      --------------     ------ --- -------------------
      Not Appli-
       cable       -        --        =    --            Form 4797
      ----------       -----------        ---   ---

                        See Page 4 for Applicable Notes.
(SRT 1996 TAX)

                            COMPREHENSIVE EXAMPLE 2

  The following example illustrates the computations necessary for an individual to determine income and expenses and gain or loss on units disposed of during 1996.

ACQUISITION       UNITS           ORIGINAL           SALES          UNITS           SALES
   DATE          ACQUIRED           BASIS            DATE           SOLD            PRICE
-----------      --------         --------           -----          -----           -----
03-21-84           100            $2,100.00         04-3-96          100          $1,275.00

            COMPUTATION OF INCOME AND EXPENSE FOR UNITS SOLD IN 1996

                              SABINE ROYALTY TRUST
                           TAX COMPUTATION WORKSHEET

                                      1996

         (RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

                                     PART I

                               INCOME AND EXPENSE

                               A                 B                  C
                                          AMOUNTS PER UNIT
                           NUMBER OF      FROM APPROPRIATE
                          UNITS OWNED       SCHEDULE(S)                         WHERE TO REFLECT ON
          ITEM             (NOTE 1)           (NOTE 2)           TOTALS       1996 FORM 1040 (NOTE 3)
          ----            -----------     ----------------     ----------  -----------------------------
Gross Royalty Income....      100       X     $.343543       =   $34.35    Line  4, Part I,   Schedule E
                          ----------      --------------       ----------
Severance Tax...........      100       X     $.02367        =   $ 2.37    Line 16, Part I,   Schedule E
                          ----------      --------------       ----------
Interest Income.........      100       X     $.002250       =   $  .23    Line  1, Part I,   Schedule B
                          ----------      --------------       ----------
Administrative Expense..      100       X     $.048723       =   $ 4.87    Line 18, Part I,   Schedule E
                          ----------      --------------       ----------

                                    PART II

                            COST DEPLETION (NOTE 4)

                       COST DEPLETION
                     ALLOWABLE IN PRIOR     ADJUSTED BASIS FOR
                       CALENDAR YEARS         COST DEPLETION         APPROPRIATE 1996
OIGINAL BASISR            (NOTE 5)               PURPOSES          COST DEPLETION FACTOR     1996 COST DEPLETION*
 --------------      ------------------     ------------------     ---------------------     --------------------
 $2,100.00       -       $1,573.99      =        $526.01       X          .036335        =          $19.11
  ----------           -------------          --------------         ----------------         ----------------

*Reflect cost depletion on 1996 Form 1040, line 20, Part 1, Schedule E (Note 3).

                                    PART III

                  COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

                                                        WHERE TO REFLECT ON
      NET SALES         ADJUSTED BASIS      GAIN          1996 FORM 1040
        PRICE              (NOTE 6)        (LOSS)            (NOTE 3)
      ---------         --------------     -------      -------------------
      $1,275.00     -      $506.90     =   $768.10           Form 4797
       ---------         ------------      -------

                        See Page 4 for Applicable Notes.
(SRT 1996 TAX)

                            COMPREHENSIVE EXAMPLE 2
                                  (CONTINUED)

                             SABINE ROYALTY TRUST

                    SUPPLEMENT TO TAX COMPUTATION WORKSHEET

                                     1996

                   FOR UNITS HELD FOR ONLY PART OF THE YEAR

  This worksheet should be used by Unit holders who became holders of record of Units or ceased to be holders of record of Units during the period from January 16, 1996 through December 16, 1996. This worksheet is designed to assist Unit holders in determining the proper income and expense factors to be used on the Tax Computation Worksheet-- Part I, under the heading entitled "Amounts Per Unit from Appropriate Schedule(s)". In order to complete this schedule, Unit holders should insert only the individual income and expense factors from the monthly schedules (pages 7-18) for each month during which the Units were owned on a Monthly Record Date. (See page 3 for a list of Monthly Record Dates.)

                                 MONTH(S) DURING WHICH UNITS WERE OWNED ON A MONTHLY RECORD DATE                 CALCULATED
                 -----------------------------------------------------------------------------------------------   FACTOR
                 JANUARY FEBRUARY  MARCH  APRIL   MAY    JUNE   JULY  AUGUST SEPTEMBER OCTOBER NOVEMBER DECEMBER PER UNIT*
                 ------- -------- ------- ------ ------ ------ ------ ------ --------- ------- -------- -------- ----------
Gross Royalty
 Income......... .102404 .114644  .126495   --     --     --     --     --      --       --       --       --     .343543
                 ------- -------  ------- ------ ------ ------ ------ ------  ------   ------   ------   ------   -------
Severance Tax... .005712 .008891  .009067   --     --     --     --     --      --       --       --       --     .023670
                 ------- -------  ------- ------ ------ ------ ------ ------  ------   ------   ------   ------   -------
Interest
 Income......... .000685 .000800  .000765   --     --     --     --     --      --       --       --       --     .002250
                 ------- -------  ------- ------ ------ ------ ------ ------  ------   ------   ------   ------   -------
Administrative
 Expense........ .034527 .007593  .006603   --     --     --     --     --      --       --       --       --     .048723
                 ------- -------  ------- ------ ------ ------ ------ ------  ------   ------   ------   ------   -------

-------
* This column of calculated factors per Unit should be inserted in column B of the Income and Expense section (Part I) of the Tax Computation Worksheet on page 4.

(SRT 1996 TAX)

                             SABINE ROYALTY TRUST

              DISCUSSION OF TAX CONSIDERATIONS PERTAINING TO THE
                  OWNERSHIP OF UNITS IN SABINE ROYALTY TRUST


  The tax law requires individuals, estates, trusts, closely held C corporations and personal service corporations to categorize income and expense into one of three classes, "active," "portfolio" or "passive", based upon the nature of the activity and the involvement of the taxpayer in such activity. Since the Trust is a grantor trust, the Unit holders are deemed to hold the investment in the royalty interests directly and the proper classification of the Trust income and expense will be dependent upon the relevant facts and circumstances of each Unit holder. Generally, income or loss resulting from an interest in the Trust is properly classified as portfolio and as such can be reported as directed on the tax computation worksheet (page 4). However, under certain limited circumstances a different classification may be appropriate, accordingly Unit holders should consult their tax advisor concerning this matter.

TAXATION OF THE ORIGINAL DISTRIBUTION OF UNITS

  A detailed discussion of the Federal income tax consequences arising from the original distribution of Units was included in the 1983 tax information booklet of the Trust. The majority of that discussion was applicable only to Unit holders who received Units in the distribution from Sabine Corporation ("Sabine"). Unit holders who desire a copy of this material may obtain copies of the information by writing the Trustee of the Trust at:

      Sabine Royalty Trust
      1983 Tax Booklet
      NationsBank of Texas N.A., Trustee
      P.O. Box 830650
      Dallas, Texas 75283-0650

TAX BACKGROUND INFORMATION

  Sabine received a private letter ruling from the Internal Revenue Service, dated May 2, 1983 (the "Ruling"), concerning certain tax considerations relevant to the creation and continued existence of the Trust. Pursuant to the Ruling, the Trust is classified for Federal income tax purposes as a "grantor trust" and not as an association taxable as a corporation. A grantor trust is not subject to Federal income tax. Instead, its beneficiaries (the Unit holders in the case of the Trust) are generally considered to own the trust's income and principal as though no trust were in existence. A grantor trust simply files an information return reflecting all items of income and/or deductions that will be included in the returns of the beneficiaries. Accordingly, each Unit holder of the Trust is taxable on his pro rata share of the Trust income and/or deductions.

  The income received or accrued and deductions paid or incurred by the Trust are deemed to be received or accrued and paid or incurred, respectively, by each Unit holder at the same time as the Trust. Thus, the taxable year for reporting a Unit holder's share of the Trust's income and deductions is controlled by the Unit holder's taxable year and method of accounting rather than the taxable year and method of accounting of the Trust. For example, a cash basis Unit holder should recognize income attributable to his Units as such income is received by the Trust; and deductions attributable to his Units should be claimed when such deductions are paid by the Trust.

(SRT 1996 TAX)

 Effect of Escrow Arrangement

  The assets of the Trust include royalty and mineral interests in certain producing and proved undeveloped oil and gas properties (the "Properties"), which constitute economic interests in gross production of oil, gas and other minerals free of the costs of production. The Properties are located in six states and were not carved out of any of Sabine's working interests in effecting the distribution. In order to facilitate creation of the Trust and avoid the administrative expense and inconvenience of daily reporting to Unit holders, the conveyances by Sabine of the Properties located in five of the six states provided for the execution of an escrow agreement by Sabine, the Trustee and InterFirst Bank Dallas, N.A., in its capacity as escrow agent. The conveyances by Sabine of the Properties located in Louisiana provided for the execution of a substantially identical escrow agreement by Sabine and a Louisiana bank, in the capacities of escrow agent and of trustee under Sabine Louisiana Royalty Trust. Sabine Louisiana Royalty Trust, the sole beneficiary of which is the Trust, was established in order to avoid uncertainty under Louisiana law as to the legality of the Trustee's holding record title to the Properties located in Louisiana.

  Pursuant to the terms of the escrow agreement and the conveyances of the Properties by Sabine, the proceeds of production from the Properties for each calendar month, and interest thereon, are collected by the escrow agents and are paid to and received by the Trust only on the next Monthly Record Date. The escrow agents have agreed to endeavor to assure that they incur and pay expenses for each calendar month only on the Monthly Record Date. The Trust Agreement also provides that the Trustee is to endeavor to assure that income of the Trust will be accrued and received and expenses of the Trust will be incurred and paid only on each Monthly Record Date. Assuming the escrow arrangement is recognized for Federal income tax purposes and the Trustee and the escrow agents are able to control the timing of income and expenses, as stated above, both cash and accrual basis Unit holders will be treated as realizing income only on each Monthly Record Date. The Trustee is treating the escrow arrangement as effective for tax purposes and the accompanying tax information has been presented accordingly.

  If the escrow arrangement is not recognized for Federal income tax purposes, a mismatching of income and deductions could occur between a transferor and a transferee upon the sale or exchange of Units. In addition, the Trustee would be required to report the proceeds from production, interest income thereon and any deductions to the Unit holders on a daily basis, resulting in a substantial increase in the administrative expenses of the Trust.

DEPLETION

 Cost Depletion

  Pursuant to the previously mentioned Ruling, each Unit holder is entitled to deduct cost depletion with respect to his pro rata interest in the Properties. This cost depletion deduction is computed by reference to the Unit holder's basis in each of his Units.

  The deduction for cost depletion must be computed by a Unit holder with respect to each separate property in the Trust. A Unit holder's tax basis in each separate property generally must be determined at the time each Unit is acquired by allocating such Unit holder's cost in each Unit among all properties in the Trust based on their relative fair market values. However, a corporate Unit holder that acquired Units in the distribution from Sabine must determine its tax basis in each separate property in the Trust at the time of the distribution by reference to Sabine's tax basis in each separate property included in the distribution. The cost depletion deduction attributable to each separate property is calculated for a taxable year by multiplying the tax basis of the property times the decimal derived when estimated total

(SRT 1996 TAX)
equivalent units of production (barrels of oil and MCF's of gas) expected to be recovered from the property as of the beginning of the taxable year is divided into the number of equivalent units produced and sold from such property during the taxable year. The resulting deduction for cost depletion cannot exceed the adjusted tax basis in the property. The composite depletion factors presented herein were derived in a manner that encompasses this separate property concept.

 Percentage Depletion

  Prior to the Revenue Reconciliation Act of 1990, Unit holders were prohibited from claiming percentage depletion on transferred proven oil and gas properties. Since substantially all of the properties were "proven properties" on the date of the original distribution, the percentage depletion deduction has limited applicability to Unit holders which became Unit holders prior to October 12, 1990.

  For Unit holders which become Unit owners from transfers of Units occurring after October 11, 1990, the Revenue Reconciliation Act of 1990 repeals the prohibition on claiming percentage depletion. A computation of percentage depletion has been made with respect to the post October 11, 1990 transfers. However, since cost depletion exceeds any otherwise allocable percentage depletion, percentage depletion factors have not been presented by reference to the number of units a Unit holder owns. Percentage depletion will continue to be computed and compared to cost depletion on an annual basis for applicable transfers occurring after October 11, 1990.

NONRESIDENT FOREIGN UNIT HOLDERS

  Nonresident alien individual and foreign corporation Unit holders ("Foreign Taxpayer(s)"), in general, are subject to tax on the gross income attributable to the Trust at a rate equal to 30 percent (or the lower rate under any applicable treaty) without any deductions. This tax is withheld by the Trust and remitted directly to the United States Treasury. Foreign Taxpayers who have had tax withheld in 1996 should have received a Form 1042S from the Trust. The Form 1042S will reflect the total Federal income tax withheld from distributions. The amount reported on the Form 1042S should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules. The Federal income tax withheld, as reported on the Form 1042S, should be considered as a credit by the Unit holder in computing any Federal income tax liability.

  A Foreign Taxpayer holding income producing real property may elect to treat the income from such real property as effectively connected with the conduct of a United States trade or business. The income attributable to the Properties is considered as income produced from real property. Therefore, this election should be available to Foreign Taxpayers with respect to the taxable income resulting from the ownership of Units. A Unit holder so electing is entitled to claim all deductions with respect to such income, but must file a United States income tax return to claim such deductions. This election once made is generally irrevocable unless an applicable treaty allows the election to be made periodically.

  The Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"), generally treats interests in trusts owning United States real property as United States real property interests. However, pursuant to applicable Treasury regulations, Units in Trust, for purposes of FIRPTA only, are not considered United States real property interests unless they are owned by a Unit holder having greater than a 5% interest in the Trust. Additionally, certain reporting provisions are applicable with respect to Foreign Taxpayers owning a greater than 5% interest in the Trust.

  Generally, income tax is required to be withheld from any proceeds distributed to Foreign Taxpayers at the rate of 10% of the amount realized by Foreign Taxpayers upon the sale, exchange

(SRT 1996 TAX)
or other disposition of a Unit. This withholding is required only when the FIRPTA provisions apply, as described in the preceding paragraph. In addition, distributions, if any, that represent the Foreign Taxpayer's allocable share of gain realized upon the sale, exchange or other disposition of a United States real property interest by the Trust, will generally be subject to withholding tax at a 34% rate.

  In order to avoid such withholding when the FIRPTA provisions apply, Foreign Taxpayers will be required to furnish the applicable withholding agent with an exemption statement certifying why such withholding is not required. Foreign Taxpayers are encouraged to consult their own tax advisors concerning the tax consequences of their investment in the Trust.

SALE OR EXCHANGE OF UNITS

  Generally, a Unit Holder realizes gain or loss upon the sale or exchange of any Unit measured by the difference between the amount realized from the sale or exchange and the adjusted tax basis of such Unit. The adjusted tax basis of a Unit is the original basis of such Unit reduced by depletion deductions allowable (whether deducted or not) with respect to such Unit. Trust income allocable to such Unit to the date of sale is taxable to the selling Unit holder. The purchaser of a Unit is taxable on Trust income allocable to such Unit from the date of purchase forward. For Federal income tax purposes, Trust income should generally be allocable only to the holder of record of a Unit on each Monthly Record Date. Gain or loss on the sale of a Unit by a Unit holder who acquired the Unit(s) prior to January 1, 1987 who is not a "dealer" with respect to such Unit, who holds it as a capital asset and who has held it for the required amount of time will, in general, be treated as a long-term capital gain or loss.

  A Unit holder who is not a dealer who sells a Unit acquired on or after January 1, 1987 must recapture the depletion deductions taken with respect to such Unit by recognizing as ordinary income the lesser of (1) the depletion deductions taken or (2) the amount realized upon the sale less the adjusted basis of the Unit. Gain in excess of the recaptured depletion deduction will, in general, be treated as a capital gain.

  Units acquired after 1987 qualifying as capital assets must be owned more than 1 year to qualify for long-term capital gain or loss treatment.

BACKUP WITHHOLDING

  A payer is required under specified circumstances to withhold tax at the rate of 31% on "reportable interest or dividend payments" and "other reportable payments" (including certain oil and gas royalty payments). Generally, this "backup withholding" is required on payments if the payee has failed to furnish the payer a taxpayer identification number or if the payer is notified by the Secretary of the Treasury to withhold taxes on such payments with respect to the payee.

  Amounts withheld by payers pursuant to the backup withholding provisions are remitted to the Internal Revenue Service and are considered a credit against the payee's Federal income tax liability. If the payee does not incur a Federal income tax liability for the year in which the taxes are withheld, the payee will be required to file the appropriate income tax return to claim a refund of the taxes withheld.

STATE INCOME TAX

  Unit holders may be required to file state income tax returns and may be liable for state income tax as a result of their ownership of Units. The Properties are located in Florida, Louisiana, Mississippi, New Mexico, Oklahoma and Texas. The tax information included in this booklet is being presented in

(SRT 1996 TAX)
a manner to enable Unit holders to compute the income and deductions of the Trust attributable to each of these states. Unit holders will need this information to comply with the state income tax filing requirements in those states imposing a state income tax. The laws pertaining to income tax in any given state may vary from those of another state and from those applicable to Federal income tax. Accordingly, Unit holders are urged to consult their own tax advisors concerning this matter.

  The Trustee has been informed that certain states have contacted Unit holders regarding underpayments of the state income tax imposed on the Unit holders' income from the Trust. Failure by Unit holders to properly report their state tax liability could result in the direct withholding of state taxes from Trust distributions. Accordingly, Unit holders are urged to carefully review the various filing requirements of the states listed below in order to determine if a current or prior year state income tax liability exists as a result of the ownership of Units in the Trust.

  The state of Texas does not impose an individual income tax; therefore, no part of the income attributable to the Trust will be subject to state income tax in Texas for individuals. However, corporations (and Limited Liability Companies) doing business in Texas are subject to the Texas Franchise Tax which now includes a calculation based on the corporation's taxable income for Federal income tax purposes. The state of Florida imposes an income tax on resident and nonresident corporations but not individuals. Each of the other states in which the Properties are located imposes an income tax applicable to both resident and nonresident individuals and corporations. Generally, the state income tax in these states is computed as a percentage of taxable income attributable to the particular state. Furthermore, even though there are variances from state to state, taxable income for state purposes is often computed in a manner similar to the computation of taxable income for Federal income tax purposes.

  All states have not adopted Federal law with respect to the percentage method of computing depletion nor are such methods consistent among the various states. It should be noted, however, that cost depletion is allowed by those states indicated above which impose a state income tax. Included herein is information to assist you in determining the respective allowable cost depletion deductions by state.

  The following table reflects calendar year corporate and individual income tax return due dates for the states in which the Properties are located. The state income tax return due dates for fiscal year taxpayers will generally allow the same period of time following the end of their respective fiscal years as is allowed for calendar year taxpayers. However, the Texas franchise tax return is generally due for all corporations on May 15.

                                   CORPORATE                                         INDIVIDUAL
      STATE                        TAXPAYER                                           TAXPAYER
      -----                        ---------                                         ----------
   Texas                           May 15                                          Not Applicable
   Florida                         April 1                                         Not Applicable
   Louisiana                       April 15                                        May 15
   Mississippi                     March 15                                        April 15
   Oklahoma                        March 15                                        April 15
   New Mexico                      March 15                                        April 15

Unit holders should consult their own tax advisors concerning the type of state income tax returns that may be required and their applicable due dates.

(SRT 1996 TAX)

  Following is a list of names and addresses of the various state taxing authorities from which you may obtain additional information:

  Florida                   Florida Department of Revenue
                            5050 W. Tennessee Street, Bldg K
                            Tallahassee, Florida 32399-0135
                            (904) 488-6800
  New Mexico  Individuals:  State of New Mexico
                            Taxation and Revenue Department
                            1200 Saint Francis Drive
                            P.O. Box 630
                            Santa Fe, New Mexico 87509-0630
                            (505) 827-0700, (505) 827-0830
              Corporations: New Mexico Taxation and Revenue Department
                            Attention: Corporate Income and Franchise Tax
                            P.O Box 25127
                            Santa Fe, New Mexico 87504-5127
                            (505) 827-0939
  Mississippi               Mississippi State Tax Commission
                            Bureau of Revenue
                            P.O. Box 23050
                            Jackson, Mississippi 39225-3050
                            (601) 359-1105, (601) 359-1141
  Louisiana   Individuals:  Department of Revenue and Taxation
                            State of Louisiana
                            P.O Box 3440
                            Baton Rouge, Louisiana 70823-3440
                            (504) 925-4611
              Corporations: Secretary of Revenue and Taxation
                            State of Louisiana
                            P.O. Box 91011
                            Baton Rouge, Louisiana 70821-9011
                            (504) 925-4611
  Oklahoma    Individuals:  Income Tax Division
                            Connors Bldg.
                            2501 N. Lincoln Blvd.
                            Oklahoma City, OK 73194
              Corporations: Oklahoma Tax Commission
                            P.O. Box 26800
                            Oklahoma City, Oklahoma 73126-0800
                            (405) 521-3125
  Texas                     Texas Comptroller of Public Accounts
                            Austin, Texas 78774-0100
                            (800) 252-5555

(SRT 1996 TAX)